UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On September 4, 2007, DG FastChannel, Inc. (the “Company”) announced that on August 31, 2007 it completed its previously announced acquisition of substantially all of the assets of privately-held GTN, Inc., for $11.5 million.  The Company financed the transaction through borrowings under its existing revolving credit facility.  Based in Detroit, GTN served the advertising community through a comprehensive range of advertising media services including distribution for standard definition (SD) and high definition (HD) commercials, asset management, archival and production and post-production services.

Immediately following the closing of the acquisition, the Company divested GTN’s post-production assets and operations for $3.0 million in cash to an entity controlled by Douglas M. Cheek, the Chief Executive Officer of GTN.

As a result of the transactions, the Company acquired certain plant, equipment and other physical and intangible property, including approximately $1.5 million of GTN’s working capital. These assets were used by GTN for the distribution of advertising content (spots) to television stations and cable networks and systems throughout the country utilizing electronic distribution technology. The Company intends to continue the use of the acquired assets for the same purpose.

This Form 8-K contains forward-looking statements relating to the Company, including the expansion of its digital distribution network. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to the Company’s business are set forth in the Company’s Form 10-K filed with the Securities and Exchange Commission on April 2, 2007.

Item 9.01.    Financial Statements and Exhibits

(a) Financial statements of business acquired.

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(b) Pro forma financial information.

The pro forma financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(d) Exhibits.

99.1      Press Release dated September 4, 2007 (filed herewith)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

By:	/s/ OMAR A. CHOUCAIR
Name: Omar A. Choucair
Title: Chief Financial Officer

Date: September 7, 2007

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated September 4, 2007.